UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015 (May 12, 2015)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT.
Item 5.07  Submission of Matters to a Vote of Security Holders.
On May 12, 2015, Forward Air Corporation (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”), at which the Company’s shareholders approved three proposals. The proposals are described in detail in the Proxy Statement.
Proposal 1
The Company’s shareholders elected eight individuals to the Board of Directors, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Bruce A. Campbell	27,955,293	539,724	813,315
C. Robert Campbell	28,424,680	70,337	813,315
C. John Langley, Jr.	28,101,214	393,803	813,315
Tracy A. Leinbach	28,399,305	95,712	813,315
Larry D. Leinweber	28,398,502	96,515	813,315
G. Michael Lynch	28,364,521	130,496	813,315
Gary L. Paxton	28,458,627	36,390	813,315
Ronald W. Allen	28,425,556	69,461	813,315

Proposal 2
The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015, as set forth below:

Votes For	Votes Against	Abstentions
28,703,829	603,087	1,416

Proposal 3
The Company’s shareholders voted to approve an advisory resolution on the Company’s executive compensation (“Say on Pay” vote), as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,317,858	1,167,744	9,415	813,315

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: May 12, 2015	By:	/s/ Rodney L. Bell
Rodney L. Bell
Senior Vice President, Chief Financial Officer and Treasurer